Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart

Director of Investor Relations	Chief Financial Officer

Soapstone Networks	Soapstone Networks

978-715-2300	978-715-2300

ivyadro@soapstonenetworks.com	wstuart@soapstonenetworks.com

Soapstone Networks Reports First Quarter 2008 Results

Billerica, MA, April 17, 2008 — Soapstone Networks Inc. (NASDAQ: SOAP), today reported results for its first quarter ended March 31, 2008. The Company recently changed its name from Avici Systems to Soapstone Networks and completed the transition from a core routing vendor to a developer of resource and service control software at the end of December 2007.

Revenue for the first quarter ended March 31, 2008 was $2.6 million compared to $20.5 million for the three-month period ended March 31, 2007. The prior years’ first quarter included $18.4 million in router product revenue. The Company shipped its last router products in December 2007 and has exited the manufacturing and sale of router products.

“This quarter we are continuing our aggressive development of the PNC (Provider Network Controller) framework to deliver a complete solution for automating the entire service lifecycle for carriers and large enterprises,” said Bill Leighton, Chief Executive Officer, Soapstone Networks. “We are also actively working on bringing aboard additional distribution partners.”

GAAP net loss for the first quarter ended March 31, 2008 was $3.7 million, or $0.25 per share, compared to a GAAP net income of $6.0 million, or $0.42 per share, in the prior year’s first quarter. GAAP net income in the 2008 period includes $0.5 million of non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”). GAAP net income in the 2007 period includes $0.3 million of special charges associated with the restructuring in the first quarter of 2006, and $0.4 million of non-cash equity based charges associated with SFAS 123R, offset by $0.1 million from the utilization of certain inventory previously written off.

Non-GAAP net loss (GAAP net loss or income excluding charges for restructuring, certain stock based compensation and inventory credits) for the first quarter ended March 31, 2008 was $3.2 million, or $0.22 per share compared to non-GAAP net income of $6.6 million, or $0.46 per share in the first quarter of 2007.

Cash, cash equivalents and short and long-term marketable securities totaled $104.5 million at March 31, 2008 compared to $103.0 million at December 31, 2007.

Soapstone Networks will discuss these quarterly results as well as future business and financial expectations in an investor conference on April 17, 2008 at 8:30 AM eastern daylight savings time. The conference telephone number is (800) 288-8974. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 918467. Replay of this call is also available on Soapstone’s Web site, www.soapstonenetworks.com, along with a copy of this release.

Soapstone is a trademark of Soapstone Networks Inc.

This release contains information about Soapstone’s future expectations, plans, and prospects, including Soapstone’s expectations for annual revenue, profitability, product introduction, commercial activities and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Soapstone’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of our products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

About Soapstone Networks

Soapstone Networks Inc., headquartered in Billerica, Massachusetts is at the forefront of the movement to Carrier Ethernet by delivering resource control systems that help to realize the value of NGN software-provisioned services in the new Carrier Ethernet transport network. Soapstone’s common control framework decouples services from underlying network technologies. The Soapstone solution dynamically provisions precise, SLA-quality services, continuously optimizing utilization of network resources to bring orderly, predictable business-driven behavior to service provider networks. Soapstone changed its name from Avici Systems in the first quarter of 2008. Avici has provided purpose-built carrier-class routing solutions for the Internet. Such routing systems provide IP solutions to some of the world’s leading service providers. The future of Carrier Ethernet - www.soapstonenetworks.com

SOAPSTONE NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended March 31
	2008	2007
Revenue:
Product	$—	$18,424
Service	2,629	2,088

Total revenue	2,629	20,512

Cost of revenue – Product (1)	—	5,321
Cost of revenue – Service (2)	945	457

Total cost of revenue	945	5,778

Gross margin	1,684	14,734

Operating expenses:
Research and development (2)	3,437	7,091
Sales and marketing (2)	1,142	586
General and administrative (2)	1,370	1,267
Stock-based compensation	480	445
Restructuring expenses	—	100

Total operating expenses	6,429	9,489

(Loss) income from operations	(4,745)	5,245
Interest income, net	941	886
Other Income	87	—
Provision for income tax	—	(130)

Net (loss) income	$(3,717)	$6,001

Net (loss) earnings per diluted share	$(0.25)	$0.42

Weighted average common shares used in computing diluted net (loss) income per share	14,792,089	14,278,826

(1) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$—	$175

Credits from utilization of inventory previously written off in 2006 and 2001	$—	$(145)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Cost of revenue – Service	$23	$—
Research and development	205	231
Sales and marketing	114	83
General and administration	161	131

	$503	$445

SOAPSTONE NETWORKS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended March 31,
	2008	2007
Revenue:
Product	$—	$18,424
Service	2,629	2,088

Total revenue	2,629	20,512
Cost of revenue – Product	—	5,291
Cost of revenue – Service	922	457

Total cost of revenue	922	5,748

Gross margin	1,707	14,764

Operating expenses:
Research and development	3,437	7,091
Sales and marketing	1,142	586
General and administrative	1,370	1,267

Total operating expenses	5,949	8,944

(Loss) income from operations	(4,242)	5,820
Interest income, net	941	886
Other Income	87
Provision for income tax	—	(130)

Non-GAAP net (loss) income	$(3,214)	$6,576

Non-GAAP (loss) earnings per diluted share	$(0.22)	$0.46

Weighted average common shares used in computing diluted net (loss) income per share	14,792,089	14,278,826

Note 1 – The above non-GAAP consolidated statements of operations for the three months ended March 31, 2008 and 2007 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended March 31
	2008	2007
Non-GAAP net (loss) income	$(3,214)	$6,576
Restructuring expenses	—	(100)
Certain non-cash stock based compensation	(503)	(445)
Inventory and inventory related charge	—	(175)
Utilization of inventory previously written-off	—	145

GAAP net (loss) income	$(3,717)	$6,001

SOAPSTONE NETWORKS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash, Cash equivalents and marketable securities	$104,532	$99,988
Trade accounts receivable, net	2,762	11,769
Other current assets	586	790

Total current assets	107,880	112,547
Long-term marketable securities	—	3,000
Property and equipment, net	3,214	3,306

Total assets	$111,094	$118,853

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$4,019	$9,002
Deferred revenue	2,599	2,343
Stockholders’ equity	104,476	107,508

Total liabilities and stockholders’ equity	$111,094	$118,853

December 31, 2007 amounts are derived from audited financial statements.

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